Exhibit 99.1

Ingevity Corporation 4920 O’Hear Avenue Suite 400 North Charleston, S.C. 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 caroline.monahan@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com

Ingevity announces successful completion of sale of North Charleston crude tall oil refinery and majority of Industrial Specialties product line

Transaction reduces portfolio volatility, strengthens Ingevity’s margin and cash flow profile and enhances strategic flexibility

NORTH CHARLESTON, SC, Jan. 5, 2026 – Ingevity Corporation (NYSE: NGVT) today announced the completion of the previously disclosed sale of its North Charleston Crude Tall Oil (CTO) refinery assets and the majority of its Performance Chemicals Industrial Specialties product line to Mainstream Pine Products, LLC (Mainstream). Per the terms of the agreement, the all-cash transaction includes $110 million at closing plus potential contingent consideration ranging from $0 to $19 million, subject to the achievement of future business performance milestones. The transaction is subject to customary adjustments.

“The completion of the sale of our CTO refinery assets and Industrial Specialties product line is an important step in our strategic plan to simplify and streamline our business as a best-in-class specialty materials company,” said Ingevity President and CEO, Dave Li. “The Industrial Specialties business has played a meaningful role in Ingevity’s legacy, and we are confident it will continue to thrive under Mainstream’s ownership.”

The transaction marks a pivotal step in reshaping Ingevity’s overall portfolio, as outlined at the company’s December 8 investor event. By exiting its remaining CTO-based product lines – while retaining the Pavement Technologies business and other lignin-based dispersant products – the company is sharpening its focus on higher-margin specialty applications in activated carbon and pavement technologies, consistent with its strategic priorities.

The CTO refinery assets included in the transaction are co-located on the campus of Ingevity’s North Charleston, South Carolina, Performance Chemicals manufacturing facility.

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and pavement technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,500 people. The company’s common stock is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit ingevity.com.

About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, the potential benefits of any transaction, including the sale of Ingevity’s North Charleston CTO refinery assets and the majority of its Performance Chemicals Industrial Specialties product line to Mainstream (Transaction), payment of any contingent consideration pursuant to the Transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the Transaction will not be realized or will not be realized within the expected time period; risks associated with the co-located businesses and potential impacts to Ingevity’s plant operations, and such other factors detailed from time to time in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

Contact:

Caroline Monahan

843-740-2068

media@ingevity.com

Investors:

John E. Nypaver, Jr.

843-740-2002

investors@ingevity.com